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                                                                    Exhibit 99.1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Perception Technology Corporation and Subsidiaries
Canton, Massachusetts

We have audited the consolidated statements of operations, shareholders' equity, and cash flows of Perception Technology Corporation and Subsidiaries for the year ended October 3, 1992 (none of which are presented herein). Our audit also included the financial statement schedules (none of which are presented herein) listed in the Index at Item 14. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of the operations and cash flows of the Company and Subsidiaries for the year ended October 3, 1992 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


/s/ Deloitte & Touche LLP

December 8, 1992
Boston, Massachusetts